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                                                                    EXHIBIT 23.2


                         INDEPENDENT AUDITORS' CONSENT

We hereby consent to the incorporation by reference into the Company's Registration Statements on Form S-8, File Nos. 333-54890 and 333-61978 of our report dated February 7, 2001, of our audit of the financial statements of 3-Dimensional Pharmaceuticals, Inc. as of December 31, 2000 and for each of the years in the two-year period then ended in this Form 10-K.



/s/ Richard A. Eisner & Company, LLP

New York, New York
April 9, 2002